Exhibit 99.1

Ginkgo Bioworks Reports Third Quarter 2022 Financial Results

15 new Cell Programs added and $66 million of Total revenue in Q3 2022

Closed four acquisitions in October, including Zymergen and Bayer’s West Sacramento agricultural biologicals capabilities, enabling commencement of integration and pursuit of new growth opportunities

End of quarter cash balance of over $1.3 billion provides continued financial flexibility

BOSTON -- November 14, 2022 -- Ginkgo Bioworks Holdings, Inc. (NYSE: DNA, “Ginkgo”), which is building the leading platform for cell programming and biosecurity, today announced its results for the third quarter ended September 30, 2022. The update, including a webcast slide presentation with additional details on the third quarter and supplemental financial information, will be available at investors.ginkgobioworks.com.

“I’m very excited about the strategic progress we have made at Ginkgo, highlighted by the four acquisitions we completed in October, and I’m thrilled to welcome our new team members. I believe these additions will meaningfully strengthen our platform and services,” said Jason Kelly, co-founder and CEO of Ginkgo. “Our team worked extremely hard to close both the Zymergen and Bayer transactions efficiently, with the Zymergen transaction in particular closing well in advance of our initial expectations. The faster Zymergen closing timeline provides us with significant strategic benefits, including a higher acquired cash balance and the ability to immediately focus Zymergen’s outstanding team and assets on Ginkgo’s core service offering. Successful M&A execution illustrates our ability to take advantage of opportunities catalyzed by the current market environment, while our strong standalone cash balance of over $1.3 billion at the end of the third quarter continues to afford us substantial flexibility.”

Recent Business Highlights & Strategic Positioning

•
Generated Foundry revenue of $25 million in Q3 2022
•
Added 15 new Cell Programs to the Foundry platform in Q3 2022, representing 50% growth over the comparable prior year period
o
Continued traction in pharma and biotech, including a collaboration with Merck to engineer enzymes for use as biocatalysts in Merck’s active pharmaceutical ingredient (API) manufacturing efforts
•
Concentric by Ginkgo, Ginkgo’s biosecurity and public health offering, executed well in Q3 2022, generating $42 million in Biosecurity revenue
o
Expanded internationally, including Memoranda of Understanding with the Rwanda Development Board and the Ministry of Investment of Saudi Arabia
o
Added enhanced analytic modules, including epidemiological tracking, modeling, and forecasting capabilities, and announced computational tools to detect engineered biology in collaboration with the Intelligence Advanced Research Projects Activity (IARPA)
o
Continuing to pilot new modalities and offerings, including passive monitoring of wastewater and air
•
Completed acquisitions of Zymergen and Bayer’s West Sacramento Biologics Research & Development site in October
o
The swift closing of the Zymergen transaction delivers more cash at close and enables Ginkgo to commence integration activities and pursue new growth opportunities faster than originally anticipated
•
Also in October, acquired Altar, which has developed a robust adaptive laboratory evolution (ALE) platform, and Circularis, a proprietary circular RNA and promoter screening platform

Third Quarter 2022 Financial Highlights

•
Third quarter 2022 Total revenue of $66 million, down from $78 million in the comparable prior year period, a decrease of 14%
o
Third quarter 2022 Foundry revenue of $25 million, down from $35 million in the comparable prior year period, a decrease of 29%. Third quarter 2022 Foundry revenue did not include any large milestone payments, while the third quarter 2021 Foundry revenue included downstream value share revenue related to an equity milestone achievement by Cronos Group Inc.

o
Third quarter 2022 Biosecurity revenue of $42 million, down from $43 million in the comparable prior year period, a decrease of 3%. Third quarter 2022 Biosecurity gross profit margin of 41%
•
Third quarter 2022 Loss from operations of $(653) million (inclusive of stock-based compensation expense of $563 million), compared to Loss from operations of $(27) million in the comparable prior year period. The stock-based compensation expense primarily relates to the continued GAAP accounting for the modification of restricted stock units issued prior to becoming a public company, as disclosed in our annual report on Form 10-K filed with the SEC on March 29, 2022
•
Third quarter 2022 Adjusted EBITDA of $(70) million, down from $(18) million in the comparable prior year period
•
Cash and cash equivalents balance as of the end of the third quarter of over $1.3 billion puts Ginkgo in a strong financial position to pursue its strategic objectives

Full Year 2022 Guidance

•
Ginkgo expects to add 55-60 new Cell Programs to the Foundry platform in 2022
•
Ginkgo further revised its expectation for Total revenue from $425 – $440 million to $460 – $480 million in 2022
•
Ginkgo revised its expectation for Foundry revenue to $150 – $170 million in 2022, which reflects our current assumptions and uncertainty regarding the timing of certain discrete milestone payments
•
While Biosecurity remains an uncertain business, based on strong year-to-date performance Ginkgo now expects Biosecurity revenue in 2022 of at least $310 million

Conference Call Details

Ginkgo will host a videoconference today, Monday, November 14, 2022, beginning at 4:30 p.m. ET. The presentation will include an overview of the third quarter financial performance, recent business updates, a discussion on Ginkgo’s outlook, as well as a moderated question and answer session.

To ask a question ahead of the presentation, please submit your questions to @Ginkgo on Twitter (hashtag #GinkgoResults) or by sending an e-mail to investors@ginkgobioworks.com.

A webcast link is available on Ginkgo's Investor Relations website and a replay will be made available following the presentation.

Ginkgo Investor Website: https://investors.ginkgobioworks.com/events/

Audio-Only Dial Ins:
+1 646 876 9923 (New York)

+1 301 715 8592 (Washington DC)

+1 312 626 6799 (Chicago)

+1 669 900 6833 (San Jose)

+1 253 215 8782 (Tacoma)

+1 346 248 7799 (Houston)

+1 408 638 0968 (San Jose)

Webinar ID: 936 0665 8370

If you experience technical difficulties with any of these dial-ins or if you need international dial-in numbers, please visit our web site at https://investors.ginkgobioworks.com/events/ for updated dial-in information.

About Ginkgo Bioworks

Ginkgo Bioworks is the leading horizontal platform for cell programming, providing flexible, end-to-end services that solve challenges for organizations across diverse markets, from food and agriculture to pharmaceuticals to industrial and specialty chemicals. Ginkgo’s biosecurity and public health unit, Concentric by Ginkgo, is building global infrastructure for biosecurity to empower governments, communities, and public health leaders to prevent, detect and respond to a wide variety of biological threats. For more information, visit ginkgobioworks.com and concentricbyginkgo.com, read our blog, or follow us on social media channels such as Twitter (@Ginkgo and @ConcentricByGBW), Instagram (@GinkgoBioworks and @ConcentricByGinkgo), or LinkedIn.

Forward-Looking Statements of Ginkgo Bioworks

This press release, the presentation, and the conference call and webcast contain certain forward-looking statements within the meaning of the federal securities laws, including statements regarding our plans, strategies, current expectations, operations and anticipated results of operations, both business and financial, all of which are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, market trends, or industry results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements generally are identified by the words "believe," "can," "project," "potential," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: (i) volatility in the price of Ginkgo's securities due to a variety of factors, including changes in the competitive and highly regulated industries in which Ginkgo operates and plans to operate, variations in performance across competitors, and changes in laws and regulations affecting Ginkgo's business, (ii) the ability to implement business plans, forecasts, and other expectations, and to identify and realize additional business opportunities, (iii) the risk of downturns in demand for products using synthetic biology, (iv) the unpredictability of the duration of the COVID-19 pandemic and the demand for COVID-19 testing and the commercial viability of our COVID-19 testing business, (v) changes to the biosecurity industry, including due to advancements in technology, emerging competition and evolution in industry demands, standards and regulations, and (vi) our ability to realize the expected benefits of merger and acquisition transactions. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the "Risk Factors" section of Ginkgo's most recent quarterly report on Form 10-Q filed with the U.S. Securities and Exchange Commission (the "SEC"), and other documents filed by Ginkgo from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Ginkgo assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Ginkgo does not give any assurance that it will achieve its expectations.

Use of Non-GAAP Financial Measures

Certain of the financial measures included in this release, including Adjusted EBITDA, have not been prepared in accordance with generally accepted accounting principles (“GAAP”), and constitute “non-GAAP financial measures” as defined by the SEC. Ginkgo has included these non-GAAP financial measures because it believes they provide an additional tool for investors to use in evaluating Ginkgo’s financial performance and prospects. Due to the nature and/or size of the items being excluded, such items do not reflect future gains, losses, expenses or benefits and are not indicative of our future operating performance. These non-GAAP financial measures are supplemental to, should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. In addition, these non-GAAP financial measures may differ from non-GAAP financial measures with comparable names used by other companies. See the reconciliation below for additional information regarding certain of the non-GAAP financial measures included in this release, including a description of these non-GAAP financial measures and a reconciliation of the historic measures to Ginkgo’s most comparable GAAP financial measures.

Ginkgo Bioworks Contacts:

INVESTOR CONTACT:

investors@ginkgobioworks.com

MEDIA CONTACT:

press@ginkgobioworks.com

Ginkgo Bioworks Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except per share data, unaudited)

	As of September 30,	As of December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$1,302,603	$1,550,004
Accounts receivable, net	113,661	131,544
Accounts receivable - related parties	2,095	4,598
Inventory, net	5,860	3,362
Prepaid expenses and other current assets	37,784	33,537
Total current assets	1,462,003	1,723,045
Property and equipment, net	187,577	145,770
Investments	96,310	102,037
Equity method investments	4,135	13,194
Intangible assets, net	47,938	21,642
Goodwill	28,804	21,312
Other non-current assets	43,928	43,990
Total assets	$1,870,695	$2,070,990
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$ 11,323	$ 8,189
Deferred revenue	40,505	33,240
Accrued expenses and other current liabilities	72,990	93,332
Total current liabilities	124,818	134,761
Non-current liabilities:
Deferred rent, net of current portion	21,001	18,746
Deferred revenue, net of current portion	150,637	155,991
Lease financing obligation	59,842	22,283
Warrant liabilities	39,739	135,838
Other non-current liabilities	34,922	35,992
Total liabilities	430,959	503,611
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value	—	—
Common stock, $0.0001 par value	165	161
Additional paid-in capital	5,668,791	3,804,844
Accumulated deficit	(4,226,310)	(2,297,925)
Accumulated other comprehensive loss	(7,910)	(1,715)
Total Ginkgo Bioworks Holdings, Inc. stockholders’ equity	1,434,736	1,505,365
Non-controlling interest	5,000	62,014
Total stockholders’ equity	1,439,736	1,567,379
Total liabilities and stockholders’ equity	$1,870,695	$2,070,990

Ginkgo Bioworks Holdings, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except share and per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Foundry revenue	$24,679	$34,737	$90,409	$78,833
Biosecurity revenue:
Product	5,190	8,492	23,024	14,622
Service	36,529	34,381	265,988	71,888
Total revenue	66,398	77,610	379,421	165,343
Costs and operating expenses:
Cost of Biosecurity product revenue	2,660	3,430	13,199	15,185
Cost of Biosecurity service revenue	21,995	18,872	160,799	47,927
Research and development (1)	259,580	53,021	871,488	164,637
General and administrative (1)	435,184	28,959	1,308,379	81,326
Total operating expenses	719,419	104,282	2,353,865	309,075
Loss from operations	(653,021)	(26,672)	(1,974,444)	(143,732)
Other (expense) income:
Interest income (expense), net	5,820	(528)	7,097	(1,481)
Loss on equity method investments	(22,711)	(39,651)	(53,764)	(72,621)
(Loss) gain on investments	(1,758)	(12,368)	(39,981)	3,009
Change in fair value of warrant liabilities	(12,445)	(18,482)	96,099	(18,482)
Gain on deconsolidation of subsidiaries	15,989	—	31,889	—
Other (expense) income, net	(957)	(4,911)	629	863
Total other (expense) income, net	(16,062)	(75,940)	41,969	(88,712)
Loss before income taxes	(669,083)	(102,612)	(1,932,475)	(232,444)
Income tax benefit	(28)	(207)	(257)	(797)
Net loss	(669,055)	(102,405)	(1,932,218)	(231,647)
Net loss attributable to non-controlling interest	—	(524)	(3,833)	(2,256)
Net loss attributable to Ginkgo Bioworks Holdings, Inc. stockholders	$(669,055)	$(101,881)	$ (1,928,385)	$(229,391)
Net loss per share attributable to Ginkgo Bioworks Holdings, Inc. common stockholders, basic and diluted	$(0.41)	$(0.08)	$(1.19)	$(0.18)
Weighted average common shares outstanding, basic and diluted	1,630,910,628	1,323,574,063	1,619,790,335	1,302,253,729
Comprehensive loss:
Net loss	$(669,055)	$(102,405)	$ (1,932,218)	$(231,647)
Other comprehensive loss:
Foreign currency translation adjustment	(2,414)	(877)	(6,195)	(877)
Total other comprehensive loss	(2,414)	(877)	(6,195)	(877)
Comprehensive loss	$(671,469)	$(103,282)	$ (1,938,413)	$(232,524)

(1)

In the three and nine months ended September 30, 2022, R&D and G&A expenses included a significant charge to stock-based compensation expense as a result of the modification of the vesting terms of restricted stock units and all related earnout shares. Total stock-based compensation expense, inclusive of $0.2 million and $7.2 million in employer payroll taxes for the three and nine months ended September 30, 2022, respectively, was as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2022	2021	2022	2021
Research and development	$187,019	$20	$ 670,650	$60
General and administrative	376,366	107	1,159,040	14,704
Total	$563,385	$ 127	$ 1,829,690	$14,764

Ginkgo Bioworks Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net loss	$ (1,932,218)	$(231,647)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	28,602	21,073
Stock-based compensation	1,822,472	14,764
Loss on equity method investments	53,764	72,621
Loss (gain) on investments	39,981	(3,009)
Non-cash customer consideration	(18,139)	(12,562)
Change in fair value of notes receivable	(269)	1,196
Change in fair value of warrant liabilities	(96,099)	18,482
Gain on deconsolidation of subsidiaries	(31,889)	—
In-process research and development	1,162	—
Loss on disposal of equipment	3,091	—
Other non-cash activity	303	—
Changes in operating assets and liabilities:
Accounts receivable	20,521	(28,670)
Prepaid expenses and other current assets	8,347	5,565
Inventory	(2,498)	(738)
Other non-current assets	144	(35)
Accounts payable	3,893	(2,771)
Accrued expenses and other current liabilities	(15,637)	29,599
Deferred revenue, current and non-current	(35,365)	(5,538)
Deferred rent, non-current	2,255	4,320
Other non-current liabilities	82	29,073
Net cash used in operating activities	(147,497)	(88,277)
Cash flows from investing activities:
Purchase of convertible note	(10,000)	—
Purchases of property and equipment	(26,626)	(51,407)
Purchase of investment in equity securities	(3,691)	(5,000)
Deconsolidation of subsidiaries - cash	(55,721)	—
Business and asset acquisitions, net of cash acquired	(657)	(21,382)
Other	(439)	304
Net cash used in investing activities	(97,134)	(77,485)
Cash flows from financing activities:
Proceeds from reverse recapitalization, net of redemptions of $867,253 and offering costs of $106,838	—	1,510,909
Proceeds from exercise of stock options	120	41
Taxes paid related to net share settlement of equity awards	(981)	—
Repurchase of Founder shares	—	(24,998)
Principal payments on capital leases and lease financing obligation	(1,082)	(764)

Non-controlling interest contributions	—	60,000
Contingent consideration payment	(521)	—
Payment of equity offering issuance costs	(132)	—
Net cash (used in) provided by financing activities	(2,596)	1,545,188
Effect of foreign exchange rates on cash and cash equivalents	(191)	(8)
Net (decrease) increase in cash, cash equivalents and restricted cash	(247,418)	1,379,418

Cash and cash equivalents, beginning of period	1,550,004	380,801
Restricted cash, beginning of period	42,924	5,076
Cash, cash equivalents and restricted cash, beginning of period	1,592,928	385,877

Cash and cash equivalents, end of period	1,302,603	1,739,056
Restricted cash, end of period	42,907	26,239
Cash, cash equivalents and restricted cash, end of period	$1,345,510	$1,765,295

Ginkgo Bioworks Holdings, Inc.
Selected Non-GAAP Financial Measures
(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net loss attributable to Ginkgo Bioworks Holdings, Inc. stockholders	$ (669,055)	$ (101,881)	$(1,928,385)	$ (229,391)
Interest (income) expense, net	(5,820)	528	(7,097)	1,481
Income tax benefit	(28)	(207)	(257)	(797)
Depreciation and amortization	9,506	8,279	28,602	21,073
EBITDA	(665,397)	(93,281)	(1,907,137)	(207,634)
Stock-based compensation (1)	563,385	127	1,829,690	14,764
Loss on equity method investments (2)	22,711	39,127	52,927	70,365
Loss (gain) on investments	1,758	12,368	39,981	(3,009)
Change in fair value of warrant liabilities	12,445	18,482	(96,099)	18,482
Gain on deconsolidation of subsidiaries	(15,989)	—	(31,889)	—
Merger and acquisition related expenses (3)	12,017	—	18,579	—
In-process research and development (4)	—	—	1,605	—
Other (5)	(561)	5,192	(229)	421
Adjusted EBITDA	$ (69,631)	$ (17,985)	$ (92,572)	$ (106,611)

(1)	For the three and nine months ended September 30, 2022, includes employer payroll taxes of $0.2 million and $7.2 million, respectively.
(2)	Represents losses on equity method investments under the hypothetical liquidation at book value method, net of losses attributable to non-controlling interests.
(3)

Represents transaction and integration costs directly related to mergers and acquisitions including (i) due diligence, legal and other professional fees associated with acquisitions and (ii) the fair value adjustments to contingent consideration liabilities resulting from acquisitions.

(4)	Represents acquired intangible assets expensed to research and development associated with an asset acquisition.
(5)

For the three and nine months ended September 30, 2022, includes changes in fair value of the Access Bio Convertible Notes and the Glycosyn Promissory Note. For the three and nine months ended September 30, 2021, includes changes in fair value of the Access Bio Convertible Notes and the Glycosyn Promissory Note as well as gain related to a settlement payment.

Ginkgo Bioworks Holdings, Inc.
Segment Information
(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue:
Foundry	$24,679	$34,737	$90,409	$78,833
Biosecurity	41,719	42,873	289,012	86,510
Total revenue	66,398	77,610	379,421	165,343
Segment cost of revenue:
Biosecurity	24,655	22,302	173,998	63,112
Segment research and development expense:
Foundry	63,402	42,897	173,470	114,619
Biosecurity	387	2,093	1,347	29,870
Total segment research and development expense	63,789	44,990	174,817	144,489
Segment general and administrative expense:
Foundry	41,569	17,026	104,863	44,903
Biosecurity	17,039	11,689	42,683	21,308
Total segment general and administrative expense	58,608	28,715	147,546	66,211
Segment operating income (loss):
Foundry	(80,292)	(25,186)	(187,924)	(80,689)
Biosecurity	(362)	6,789	70,984	(27,780)
Total segment operating income (loss)	(80,654)	(18,397)	(116,940)	(108,469)
Operating expenses not allocated to segments:
Stock-based compensation (1)	563,385	127	1,829,690	14,764
Depreciation and amortization	9,224	8,148	27,756	20,499
Change in fair value of contingent consideration liability	(242)	—	58	—
Loss from operations	$(653,021)	$(26,672)	$ (1,974,444)	$(143,732)

(1) Includes $0.2 million and $7.2 million in employer payroll taxes for the three and nine months ended September 30, 2022, respectively.